Exhibit 10.2

CHANGE OF CONTROL AGREEMENT BY AND BETWEEN
JULIE H. EDWARDS AND SOUTHERN UNION COMPANY

This Change of Control Agreement (this "Agreement") is made and entered into effective July 5, 2005 (the “Effective Date”), among JULIE H. EDWARDS (the "Employee"), an individual residing at 3826 Coleridge, Houston, Texas 77005, and SOUTHERN UNION COMPANY (the "Company"), a corporation organized under the laws of the state of Delaware.

WHEREAS, the Employee is currently employed by the Company as Senior Vice President and Chief Financial Officer;

WHEREAS, the Company desires to enter into this Agreement with the Employee to provide an additional incentive for the Employee to remain employed with the Company during any period in which the Company may consider and/or may enter into a transaction resulting in the sale or other disposition of the Company;

WHEREAS, the Employee desires to enter into this Agreement to obtain financial protection in the event that a Change of Control of the Company, as defined below, results in termination of the Employee's employment; and

WHEREAS, the Company will provide the benefits set forth herein to the Employee upon a Triggering Event, as defined below, following a Change of Control of the Company under the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration thereof and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consequences of Change of Control.

A. "Change of Control" shall mean the closing of a transaction pursuant to which all or substantially all of the assets or stock of the Company are sold or otherwise transferred to an Independent Third Party. "Independent Third Party" means any entity, other than the Company or any affiliate of the Company.

B. In the event of a Change of Control during the Term (as hereinafter defined), the Employee shall be entitled to a cash payment equal to the product of (x) $41,666.67 and (y) the number of months remaining in the Term at the time of a Triggering Event (the "Amount"), payable as described below in Section 1(D), upon the occurrence of any of the following three (3) events (each a "Triggering Event"):

i.	The Employee is not offered a position effective upon and after the Change of Control; or

ii.
The Employee is offered, and declines, a position effective upon and after the Change of Control with responsibilities and compensation that are not substantially equivalent to those held by the Employee before the Change of Control; or

iii.
Within twelve (12) months of the Change of Control, (a) the Employee is involuntarily terminated without Cause (as hereinafter defined), (b) the Employee is transferred to a position with responsibilities and compensation that are not substantially equivalent to those held by the Employee before the Change of Control, and the Employee voluntarily terminates her employment within thirty (30) days following such transfer, or (c) the Employee is relocated to a place of employment that is greater than fifty (50) miles from the location of her current place of employment, and the Employee voluntarily terminates her employment within thirty (30) days following notice of such relocation;

provided, however, under no circumstances shall the Employee's death or disability constitute a Triggering Event for purposes of this Agreement. For purposes of this Agreement, “disability” shall mean a medical condition that qualifies the Employee for benefits under the then existing short- or long-term disability plans or policies of the Company. For purposes of this Agreement, compensation will be deemed to be substantially equivalent if, following the Change of Control, the Employee is eligible to receive total direct compensation (including base salary, bonus opportunity and incentive compensation (both short and long-term)), that is at least ninety percent (90%) of the value of the total direct compensation that the Employee was eligible to receive from the Company immediately prior to the Change of Control. Whether the Employee's responsibilities are substantially equivalent will be determined in good faith by the Company's Board of Directors.

C. Upon a Triggering Event, payment of any Amount shall offset any severance, separation or termination payments otherwise due from the Company or any of its affiliates under any other contract, plan, policy, arrangement or severance plan, but shall not be in lieu of any other benefits to which the Employee is entit1ed under the terms of the Company's compensation and/or benefit plans that do not provide for duplicative payments and benefits. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

D. Upon a Triggering Event, fifty percent (50%) of the Amount shall be divided into three (3) equal payments, which shall be paid in three consecutive monthly payments commencing on the last day of the month in which the Triggering Event occurs, and the remaining fifty percent (50%) of the Amount shall be paid in a single lump-sum payment at the end of such three-month period, provided that the Employee executes and does not revoke a waiver and release of claims as described below.

E. In the event the Employee accepts any offer of employment with the Company, its affiliates or an Independent Third Party acquirer of all or substantially all of the assets or stock of the Company (an "Acquirer"), even if the position does not have substantially equivalent responsibilities and compensation, the Employee shall not be eligible for any severance, separation or similar termination payments whether pursuant to Section 1(B)(ii) of this Agreement or any other contract, plan, policy, arrangement or severance plan of the Company or its affiliates.

F. If, during the Term (as hereinafter defined), the Employee's employment with the Company is terminated due to a voluntary separation or termination for Cause, such separation shall not be deemed to be due to a Change of Control and shall not entitle the Employee to payment of the Amount as described in Section 1(D) above. If, during the Term, the Employee's employment with the Company is involuntarily terminated without Cause prior to a Change in Control, but in connection with, or in contemplation of, a Change of Control, such termination shall be deemed to be due to a Change of Control and shall entitle the Employee to payment of the Amount as described in Section 1(D) above, and the Employee shall not be entitled to such severance, separation or similar termination payments, if any, under such other contract, plan, policy, arrangement or severance plan of the Company or its affiliates applicable to the Employee.

G. In the event that the Employee is paid all or any portion of the Amount in accordance with the terms of this Agreement and subsequently accepts a position with an Acquirer, or an affiliate of an Acquirer, on or before the first anniversary of the Triggering Event that entitled the Employee to payment of the Amount, the Employee will be required to repay all payments made pursuant to this Agreement within thirty (30) days of the Employee's hire date with the Acquirer.

H. "Cause" means a good faith determination by the Company or an Acquirer of the Employee's: (i) gross negligence, willful misconduct, or neglect in the performance of her duties and services as an employee; (ii) conviction of a felony or other crime involving moral turpitude; (iii) breach of any provision of this Agreement; (iv) violation of any material policy of the Company or an Acquirer, their affiliates or their successors; (v) violation of any federal, state, or local law or regulation in the performance of her employment duties; or (vi) continued failure to satisfactorily perform her employment duties following thirty (30) days notice by the Company, an Acquirer or their respective affiliates or successors.

I. Waiver and Release of Claims. Prior to, and as a condition of, the receipt of any Amount under this Agreement, the Employee shall be required to, and acknowledges that she shall, execute a waiver and release of all rights and claims against the Company and its affiliates, parent corporations, predecessors, successors and assigns, officers, directors and other employees, provided by the Company and substantial1y in the form annexed hereto as Exhibit "A".

J. Upon a Triggering Event, in the event that the Employee elects to receive continuation coverage in the Company’s medical and dental plans pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company agrees to reimburse the Employee for the cost of such continuation coverage for a period equal to the remainder of the Term (i.e., through June 30, 2007). In the event that the Employee obtains medical and dental coverage from another employer during this period, the Employee agrees to report any such coverage to the Company and the Company’s reimbursement obligation shall cease. Following June 30, 2007, any further continuation of coverage pursuant to COBRA shall be at the Employee’s own expense. Except as set forth herein, continuation coverage shall in all respects be subject to the requirements, conditions and limitations of COBRA and of the medical and dental plans of the Company, which may be amended from time to time.

2. Term of Agreement.

This Agreement shall commence as of the Effective Date and shall continue for a period of two (2) years unless earlier terminated in accordance with the terms hereof (the "Term"). Notwithstanding the immediately preceding sentence, upon any Change of Control during the Term, this Agreement will remain effective for a period of one (1) year following the Change of Control. The Employee's repayment obligations in Section 1(G) shall survive the termination of this Agreement.

3. Miscellaneous.

A. Assignment or Anticipation of Amount. Neither the Employee, nor any person claiming any right under this Agreement by or on behalf of the Employee, shall have the power to anticipate, encumber or dispose of any right, title, interest or benefit hereunder in any manner or any time, until the same shall have been actually distributed free and clear of the terms of this Agreement.

B. No Right to Continued Employment. Nothing in this Agreement shall confer on the Employee any right to continued employment or affect in any way the right of the Company to terminate the Employee's employment at any time with or without cause or notice.

C. Effect on Other Compensation. The payments under this Agreement are neither intended nor should be construed as being additions to base salary or included in calculations of benefits, salary increases, other bonus payments or severance.
.
D. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, notwithstanding any conflict of law principles, and without regard to the place of execution or performance of employment duties, or residence of the parties. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York. The Employee and Company agree to submit to the nonexclusive jurisdiction of the state and/or federal courts located in New York City for the resolution of any dispute which may arise hereunder.

E. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the specific subject matter hereof and contains all of the covenants, promises, representations, warranties and agreements between the parties with respect to such subject matter. Each party to this Agreement acknowledges that (x) no representation, inducement, promise or agreement, oral or written, has been made by either party with respect to such subject matter, that is not embodied herein, and (y) no agreement, statement or promise relating to the subject matter hereof that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby.

F. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors and administrators or successors and permitted assigns, as the case may be.

G. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, (x) as to the Company, addressed to the Chief Operating Officer and the General Counsel of the Company at the Company's headquarters, and (y) as to the Employee, to the address set forth in the Company's employment records for the Employee.

H. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

I. Amendment; Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any conditions or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

J. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

8

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed and effective on the day and year first above written.

SOUTHERN UNION COMPANY

By: /s/Thomas F. Karam
Thomas F. Karam
President and
Chief Operating Officer

Dated: July 1, 2005

JULIE H. EDWARDS

/s/Julie H. Edwards

Dated: July 1, 2005

8

EXHIBIT A

GENERAL RELEASE

As a condition to receiving any portion of the Amount under and as defined in that certain Change of Control Agreement dated as of July 5, 2005 (the “Agreement”) by and between the Company and Julie H. Edwards (the “Employee”), I, Julie H. Edwards, knowingly and voluntarily remise, release and forever discharge the Company and its subsidiaries and affiliates, together with all of their respective current and former officers, directors, agents, representatives and employees, and each of their predecessors, successors and assigns (collectively, the "Releasees"), from any and all debts, demands, actions, causes of actions, accounts, covenants, contracts, agreements, claims, damages, omissions, promises, and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity ("Claims"), which I ever had, now have, or may hereafter claim to have against the Releasees by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time I sign this General Release.

This General Release shall apply to any Claim of any type, including, without limitation, any and all Claims of any type that I may have arising under the common law, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans With Disabilities Act of 1990, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Worker Adjustment Retraining and Notification Act, the Employee Retirement Income Security Act of 1974, the Sarbanes-Oxley Act of 2002, the Texas Labor Code, the Texas Commission on Human Rights Act, the New York State and New York City Human Rights Laws, the Pennsylvania Human Relations Act, each as amended, and any other federal, state or local statutes, regulations, ordinances or common law, or under any plan, program, policy, agreement, contract, understanding or promise, written or oral, formal or informal, between any of the Releasees and me, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of my employment, or the termination of my employment, with the Company, and all Claims for alleged tortious, defamatory or fraudulent conduct; provided, however, that nothing contained in this General Release shall (i) except as otherwise expressly set forth in the Agreement, impair any vested benefits I may have, as of the date hereof, under any “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended), maintained by the Company in the course of my employment; or (ii) be construed to prohibit me from bringing appropriate proceedings to enforce the Agreement. By signing this General Release, I represent that I will not be entitled to any personal recovery in any action or proceeding that may be commenced on my behalf arising out of the matters released hereby.

I have been advised that I have the right to consult with an attorney of my choosing prior to signing this General Release and that I have been given the opportunity to review this General Release with an attorney and have availed myself of such right. I also understand and agree that the Company is under no obligation to offer me the payment described herein and that I am under no obligation to consent to this General Release. I understand the terms of this General Release and have signed this General Release freely and voluntarily.
I understand that I have twenty-one (21) calendar days to consider the terms of this General Release, although I may sign it sooner if I wish. Furthermore, once I have signed this General Release, I shall have seven (7) calendar days from the date that I sign to revoke my consent by delivering timely written notice of revocation to the Company. In the event I revoke my consent, I shall not be entitled to receive the payment described herein. After such seven (7) day period expires, this General Release becomes final.

__________________________________
Julie H. Edwards
Sworn to before me this
_________ day of __________________, 200__

__________________________________
Notary Public